CINDY SHY, P.C.
______________________________________________________________________________
                  A Professional Law Corporation


                        CONSENT OF COUNSEL

     The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interest of Named Experts and Counsel" to the registration statement on Form S-8 of IDI Global, Inc.



                              Cindy Shy, P.C.


                                    /s/ Cindy Shy
                                 By ______________________________________
                                    Cindy Shy, Attorney


Salt Lake City, Utah
July 17, 2003









______________________________________________________________________________
2157 S. Lincoln Street, Suite 202 * Salt Lake City, Utah 84106 *
                (801)323-2392 * Fax (801)364-5645